UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2011 (April 17, 2011)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 17, 2011, John R. Gaulding, a director of the registrant, and its Lead Director, Chairman of its Executive Committee, Chairman of its Audit Committee, and a member of its Corporate Governance and Nominating Committee resigned from all posts.  Mr. Gaulding has not identified any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

On April 17, 2011, the registrant terminated its position of Lead Director, and terminated its Executive Committee.

On April 17, 2011, Mr. Joseph Kozak resigned as Chairman of the registrant’s Board of Directors and Mr. Robert H. Kite, a director of the registrant since January, 2005, was elected Chairman of the registrant’s Board of Directors.  Since 1981, Mr. Kite, 56, has been President and COO of Kite Family Co., Inc. and the Managing General Partner of KFT LLLP, a family owned company whose assets and operations include, but are not limited to, commercial and industrial buildings, land holdings, stocks, bonds, commodities, magnetic resonance imaging clinics, and hotel and retail development. Mr. Kite is a graduate of Southern Methodist University with a Bachelor of Science, Political Science and Psychology with a Minor in Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date:	April 21, 2011	By:	/s/ Joseph Kozak
Joseph Kozak, President and
Chief Executive Officer